UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Invesco Mortgage Capital Inc. (the “Company”) announced today that Richard Lee Phegley, Jr. will become the Company’s Chief Financial Officer immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the first quarter 2014.  Mr. Phegley, age 45, also serves as the Global Head of Real Estate Investment Accounting for Invesco Real Estate, our Manager’s affiliated real estate team, a position he has held since 2006. Before joining Invesco, Mr. Phegley was a Director and responsible for Private Equity Accounting at Archon Group LP from 2004 to 2006.  Prior to 2004, Mr. Phegley served as a Senior Manager at KPMG LLP for two years and Arthur Andersen LLP for seven years, managing audit engagements for public and private clients, including investment management clients.  Mr. Phegley received a Bachelor of Arts from Baylor University and a Master of Science in Accountancy from the University of Houston.  Mr. Phegley is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Vice President and Secretary

Date: April 21, 2014